Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102269, 333-72672, 333-21805, 333-21807, 333-21809, 333-26731, 333-46261, 333-105136, 333-122121, 333-02011) of Chevron Corporation, to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-141138) of Chevron Corporation, to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-141138-01) of Chevron Canada Funding Company and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-141138-02) of Chevron Funding Corporation and Chevron Corporation of our report dated February 26, 2009, relating to financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 26, 2009

E-128